As Filed With the Securities and Exchange Commission on July 22, 2009
                                                     Registration No. 333-______
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              GALLO SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

                                      7379
            (Primary Standard Industrial Classification Code Number)

                                   26-0262273
                        (IRS Employer Identification No.)

                            201 San Vicente Blvd. #7
                             Santa Monica, CA 90402
                Telephone (310) 395-4514 Facsimile (801) 848-3985
   (Address and telephone number of registrant's principal executive offices)

                               Abby L. Ertz, Esq.
                               The Ertz Law Group
                     3960 West Point Loma Blvd, Suite H-436
                               San Diego, CA 92110
                 Telephone (619)840-4566 Facsimile (619)564-8753
            (Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer [ ]                        Accelerated Filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]
(Do not check if a Smaller reporting company)

                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of Each                          Proposed       Proposed
  Class of                             Maximum         Maximum
 Securities                            Offering       Aggregate       Amount of
   to be           Amount to be       Price Per       Offering      Registration
 Registered         Registered         Share (1)        Price          Fee (2)
--------------------------------------------------------------------------------
Common Stock,
Shares              1,000,000           $0.02          $20,000          $1.12
================================================================================
(1) This is an initial offering and no current trading market exists for our common stock. The offering price was arbitrarily determined by Gallo Solutions, Inc.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended (the "Securities Act").

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(A), MAY DETERMINE.
================================================================================

                              GALLO SOLUTIONS, INC.

                                   PROSPECTUS
                                1,000,000 SHARES
                         COMMON STOCK AT $.02 PER SHARE

This is the initial offering of common stock of Gallo Solutions, Inc. and no public market currently exists for the securities being offered. We are offering for sale a total of 1,000,000 shares of common stock at a price of $.02 per share. The offering is being conducted on a self-underwritten, best effort, all-or-none basis, which means our officer and director, Maureen P. Brogan will attempt to sell the shares. This Prospectus will permit our officer and director to sell the shares directly to the public, with no commission or other remuneration payable to her for any shares she may sell. Ms. Brogan will sell the shares and intends to offer them to friends, relatives, acquaintances and business associates. In offering the securities on our behalf, she will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. We intend to open a standard, non-interest bearing, bank checking account to be used only for the deposit of funds received from the sale of the shares in this offering. If all the shares are not sold and the total offering amount is not deposited by the expiration date of the offering, the funds will be promptly returned to the investors, without interest or deduction, however there is no assurance we will be able to do so. The shares will be offered at a price of $.02 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of director for an additional 90 days. The offering will end on __________, 200__ (date to be inserted in a subsequent amendment).

                 Offering Price                              Proceeds to Company
                   Per Share           Commissions             Before Expenses
                   ---------           -----------             ---------------

Common Stock         $0.02            Not Applicable               $20,000

Total                $0.02            Not Applicable               $20,000

Gallo Solutions, Inc. is a development stage company and currently has no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent auditor has issued an audit opinion for Gallo Solutions, Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

As of the date of this prospectus, our stock is presently not traded on any market or securities exchange and there is no assurance that a trading market for our securities will ever develop.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED "RISK FACTORS" ON PAGES 4 THROUGH 9 BEFORE BUYING ANY SHARES OF GALLO SOLUTIONS' COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES COMMISSION HAS BEEN CLEARED OF COMMENTS AND IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED JULY 22, 2009

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------

SUMMARY OF PROSPECTUS                                                       3
     General Information                                                    3
     The Offering                                                           3
RISK FACTORS                                                                4
     Risks Associated with our Business                                     4
     Risks Associated with our Industry                                     6
     Risks Associated with this Offering                                    7
USE OF PROCEEDS                                                             9
DETERMINATION OF OFFERING PRICE                                             9
DILUTION                                                                   10
PLAN OF DISTRIBUTION                                                       10
     Offering will be Sold by Our Officer and Director                     10
     Terms of the Offering                                                 11
     Deposit of Offering Proceeds                                          11
     Procedures and Requirements for Subscribing                           11
DESCRIPTION OF SECURITIES                                                  12
INTEREST OF NAMED EXPERTS AND COUNSEL                                      12
DESCRIPTION OF OUR BUSINESS                                                13
     General Information                                                   13
     Competition                                                           17
     Bankruptcy or Similar Proceedings                                     17
     Reorganization, Purchase or Sale of Assets                            17
     Compliance with Government Regulation                                 17
     Patents, Trademarks, Franchises, Concessions, Royalty Agreements
      or Labor Contracts                                                   17
     Need for Government Approval for Its Products or Services             18
     Research and Development Costs during the Last Two Years              18
     Employees and Employment Agreements                                   18
DESCRIPTION OF PROPERTY                                                    18
LEGAL PROCEEDINGS                                                          18
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                   18
REPORT TO SECURITY HOLDERS                                                 19
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION                  20
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS               23
EXECUTIVE COMPENSATION                                                     24
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT             25
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                             26
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES
 ACT LIABILITIES                                                           27
AVAILABLE INFORMATION                                                      27
FINANCIAL STATEMENTS                                                       27
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
 FINANCIAL DISCLOSURE                                                      27

                              GALLO SOLUTIONS, INC.
                            201 SAN VICENTE BLVD. #7
                             SANTA MONICA, CA 90402

                               PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, "WE," "US," "OUR" AND "GALLO SOLUTIONS" REFERS TO GALLO SOLUTIONS, INC. THE FOLLOWING SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

GENERAL INFORMATION ABOUT OUR COMPANY

Gallo Solutions Inc. was incorporated in the State of Delaware on January 14, 2009 as a Business-to-Business (B2B) technology consulting company, supplying turn-key internet hosting solutions. We intend to use the net proceeds from this offering to develop our business operations. (See "Business of the Company" and "Use of Proceeds".) We are a development stage company with no revenues or operating history. The principal executive offices are located at 201 San Vicente Blvd. #7, Santa Monica, CA 90402. The telephone number is (310)395-3985.

We received our initial funding of $5,000 through the sale of common stock to our officer and director who purchased 2,000,000 shares of our common stock at $0.0025 per share on January 14, 2009. Our financial statements from inception (January 14, 2009) through the year ended May 31, 2009 report no revenues or net loss. Our independent auditor has issued an audit opinion for Gallo Solutions, Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There is no current public market for our securities. As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investment in our securities is not liquid.

THE OFFERING

The Issuer:                   Gallo Solutions, Inc.

Securities Being Offered:     1,000,000 shares of common stock.

Price per Share:              $0.02

Offering Period:              The shares are offered for a period not to exceed
                              180 days, unless extended by our board of directors for an additional 90 days.

Net Proceeds:                 $20,000

Securities Issued
 and Outstanding:             2,000,000 shares of common stock were issued and
                              outstanding as of the date of this prospectus.

Registration Costs:           We estimate our total offering registration costs
                              to be $5,000.

Risk Factors:                 See "Risk Factors" and the other information in
                              this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

                       RISKS ASSOCIATED WITH OUR BUSINESS

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE NO OPERATING HISTORY OR GENERATED ANY REVENUES. AN INVESTMENT IN THE SHARES OFFERED HEREIN IS HIGHLY RISKY AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLAN.

Gallo Solutions, Inc. was incorporated January 14, 2009 and we have not yet commenced our business operations, and we have not yet realized any revenues. We have no operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

BECAUSE OUR CURRENT OFFICER AND DIRECTOR HAS OTHER BUSINESS INTERESTS, SHE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Ms. Brogan, our sole officer and director, currently devotes approximately 10 hours per week providing management services to us. While she presently possesses adequate time to attend to our interest, it is possible that the demands on her from other obligations could increase, with the result that she would no longer be able to devote sufficient time to the management of our business. This could negatively impact our business development.

WE CANNOT PREDICT WHEN OR IF WE WILL PRODUCE REVENUES, WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

We have not yet implemented our website or offered any services. Therefore, we have not yet generated any revenues from operations. In order for us to continue with our plans and open our business, we must raise our initial capital to do so through this offering. The timing of the completion of the milestones needed to commence operations and generate revenues is contingent on the success of this offering. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.

A FAILURE TO MEET CUSTOMER SPECIFICATIONS OR EXPECTATIONS COULD RESULT IN LOST REVENUES, INCREASED EXPENSES, NEGATIVE PUBLICITY, CLAIMS FOR DAMAGES AND HARM TO OUR REPUTATION AND CAUSE DEMAND FOR OUR SERVICES TO DECLINE.

Our agreements with customers may require us to meet specified service levels for the services we plan to provide. In addition, our customers may have additional expectations about our services. Any failure to meet customers' specifications or expectations could result in:

     *    delayed or lost revenue;
     * requirements to provide additional services to a customer at reduced charges or no charge;
     * negative publicity about us, which could adversely affect our ability to attract or retain customers; and
     * claims by customers for substantial damages against us, regardless of our responsibility for such failure, which may not be covered by insurance policies and which may not be limited by contractual terms of our engagement.

OUR ABILITY TO SUCCESSFULLY MARKET OUR SERVICES COULD BE SUBSTANTIALLY IMPAIRED IF WE ARE UNABLE TO DEPLOY SERVICES AND APPLICATIONS THAT PROVE TO BE RELIABLE, EFFECTIVE AND COMPATIBLE.

We may experience difficulties that could delay or prevent the successful development, introduction or marketing of our hosting and application management services. If our services suffer from reliability, quality or compatibility problems, market acceptance of our services could be greatly hindered and our ability to attract customers could be significantly reduced. We cannot assure you that our services will be free from any reliability, quality or compatibility problems. If we incur increased costs or are unable, for technical or other reasons, to host and manage our services, applications or enhancements, our ability to successfully market our services could be substantially limited.

ANY INTERRUPTIONS IN, OR DEGRADATION OF, INTERNET CONNECTIONS COULD RESULT IN THE LOSS OF CUSTOMERS OR HINDER OUR ABILITY TO ATTRACT CUSTOMERS.

Our customers will rely on our ability to move their digital content as efficiently as possible to the people accessing their Web sites and infrastructure systems and applications. We will rely on third party network suppliers to maintain the operational integrity of their networks so that the Internet connections operate effectively. If Internet connections are interrupted or degraded, we may face claims by, or lose, customers, which would cause demand for our services to decline.

IF WE ARE UNABLE TO MAINTAIN EXISTING AND DEVELOP ADDITIONAL RELATIONSHIPS WITH SOFTWARE VENDORS, THE SALES AND MARKETING OF OUR SERVICE OFFERINGS MAY BE UNSUCCESSFUL.

We plan to license or lease select software applications from software vendors. These relationships will be critical to the operations and success of our business. Any inability to obtain, utilize or depend on any of these applications or relationships could substantially weaken our ability to provide services to our customers or require us to obtain substitute software applications that may be of lower quality or performance standards or at greater cost. In addition, because we plan to generally license applications on a non-exclusive basis, our competitors may license and utilize the same software applications. We cannot assure you that software applications will continue to be available to us from software vendors on commercially reasonable terms. If we are unable to identify and license software applications that meet our needs, we may have to discontinue or delay introduction of services relating to these applications.

OUR DEPENDENCE ON THIRD PARTIES INCREASES THE RISK THAT WE WILL NOT BE ABLE TO MEET OUR FUTURE CUSTOMERS' NEEDS ON A TIMELY OR COST-EFFECTIVE BASIS, WHICH COULD RESULT IN THE LOSS OF CUSTOMERS.

Our services will rely on products and services of third-party providers. There can be no assurance that we will not experience operational problems attributable to the implementation, integration, performance, features or functionality of third-party software, systems and services.

WE COULD BE SUBJECT TO INCREASED OPERATING COSTS, AS WELL AS CLAIMS, LITIGATION OR OTHER POTENTIAL LIABILITY, IN CONNECTION WITH RISKS ASSOCIATED WITH INTERNET SECURITY.

A significant barrier to the growth of e-commerce and communications over the Internet has been the need for secure transmission of confidential information. We will rely on security systems designed by third parties. Any unauthorized access, computer viruses, accidental or intentional actions and other disruptions could result in increased operating costs. If a third party were able to misappropriate a consumer's personal or proprietary information, including credit card information, during the use of an application solution provided by us, we could be subject to claims, litigation or other potential liability.

THE LOSS OF MAUREEN BROGAN COULD SEVERELY IMPACT OUR BUSINESS OPERATIONS AND FUTURE DEVELOPMENT OF OUR SERVICES, WHICH COULD RESULT IN A LOSS OF REVENUES AND YOUR ABILITY TO EVER SELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

Our performance is substantially dependent upon the professional expertise of our President, Ms. Brogan. She has extensive contacts and experience in the online services industry and we are dependent on her ability to develop and market our services. If she were unable to perform her services, this loss could have an adverse effect on our business operations, financial condition and operating results if we are unable to replace her with another individual qualified to develop and market our digital services. The loss of her services could result in a loss of revenues, which could result in a reduction of the value of any shares you purchase in this offering.

                       RISKS ASSOCIATED WITH OUR INDUSTRY

THE MARKET IN WHICH WE PLAN TO OPERATE IS HIGHLY COMPETITIVE AND WE MAY LACK THE FINANCIAL RESOURCES AND EXPERTISE TO DEVELOP A CUSTOMER BASE.

We will be competing in the hosting and application management services market. This market is highly competitive and our business is not as developed as that of many of our potential competitors. Our competitors have substantially greater financial, technical and market resources, greater name recognition and established relationships in the industry. Even if we are able to develop our business to the point of competing successfully in the market, many of our competitors will still be able to:

     * develop and expand their network infrastructure and service offerings more rapidly;
     * adapt to new or emerging technologies and changes in customer requirements more quickly;
     *    take advantage of acquisitions and other opportunities more readily;
          or
     * devote greater resources to the marketing and sale of their services and adopt more aggressive pricing policies than we can.

Because of these competitive factors and due to our comparatively small size and our lack of financial resources, we may be unable to successfully compete in the hosting and application management services market.

IF THE MARKETS FOR OUTSOURCED INFORMATION TECHNOLOGY INFRASTRUCTURE AND APPLICATIONS, INTERNET COMMERCE AND COMMUNICATION DECLINE, THERE MAY BE INSUFFICIENT DEMAND FOR OUR SERVICES AND, AS A RESULT, OUR BUSINESS STRATEGY AND OBJECTIVES MAY FAIL.

The increased use of the Internet for retrieving, sharing and transferring information among businesses and consumers is developing, and the market for the purchase of products and services over the Internet is still relatively new and emerging. If acceptance and growth of the Internet as a medium for commerce and communication declines, our business strategy and objectives may fail because there may not be sufficient market demand for our hosting and management services.

IF WE DO NOT RESPOND TO RAPID CHANGES IN THE TECHNOLOGY SECTOR, WE WILL LOSE CUSTOMERS.

The markets for the technology-related services we offer are characterized by rapidly changing technology, evolving industry standards, frequent new service introductions, shifting distribution channels and changing customer demands. We may not be able to adequately adapt our services to compete successfully. We risk losing customers to our competitors if we are unable to adapt to this rapidly evolving marketplace.

WE MAY BECOME SUBJECT TO BURDENSOME GOVERNMENT REGULATION AND LEGAL UNCERTAINTIES THAT COULD SUBSTANTIALLY HARM OUR BUSINESS OR EXPOSE US TO UNANTICIPATED LIABILITIES.

It is likely that laws and regulations directly applicable to the Internet or to hosting and managed application service providers may be adopted. These laws may cover a variety of issues, including user privacy and the pricing, characteristics and quality of products and services. The adoption or modification of laws or regulations relating to commerce over the Internet could substantially impair the growth of our business or expose us to unanticipated liabilities.

                       RISKS ASSOCIATED WITH THIS OFFERING

WE DO NOT YET HAVE ANY SUBSTANTIAL ASSETS AND ARE TOTALLY DEPENDENT UPON THE PROCEEDS OF THIS OFFERING TO INITIALLY FUND OUR BUSINESS. IF WE DO NOT SELL ALL OF THE SHARES IN THIS OFFERING AND RECEIVE ALL OF THE PROCEEDS, WE WILL HAVE TO SEEK ALTERNATIVE FINANCING TO COMPLETE OUR BUSINESS PLANS OR ABANDON THEM.

The only cash currently available is the cash paid by our founder for the acquisition of her shares. In the event we do not sell all of the shares and raise the total offering proceeds, there can be no assurance that we would be able to raise the additional funding needed to implement our business plans or that unanticipated costs will not increase our projected expenses for the year following completion of this offering. Our auditors have expressed substantial doubt as to our ability to continue as a going concern.

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHES THE DEFINITION OF A "PENNY STOCK."

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $4,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our officer and director, who will receive no commissions. Ms. Brogan will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that she will be able to sell any of the shares. Unless she is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-The-Counter Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filing with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet his filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Gallo Solutions and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL BE HOLDING ALL THE PROCEEDS FROM THE OFFERING IN A STANDARD BANK CHECKING ACCOUNT UNTIL ALL SHARES ARE SOLD. BECAUSE THE SHARES ARE NOT HELD IN AN ESCROW OR TRUST ACCOUNT THERE IS A RISK YOUR MONEY WILL NOT BE RETURNED IF ALL THE SHARES ARE NOT SOLD.

All funds received from the sale of shares in this offering will be deposited into a standard bank checking account until all shares are sold and the offering is closed, at which time, the proceeds will be transferred to our business operating account. In the event all shares are not sold we have committed to promptly return all funds to the original purchasers. However since the funds will not be placed into an escrow, trust or other similar account, there can be no guarantee that any third party creditor who may obtain a judgment or lien against us would not satisfy the judgment or lien by executing on the bank account where the offering proceeds are being held, resulting in a loss of any investment you make in our securities.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.

Our existing stockholder acquired her shares at a cost of $.0025 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Upon completion of this offering the net tangible book value of the shares held by our existing stockholder (2,000,000 shares) will be increased by $.006 per share without any additional investment on her part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.02 (per share) to $0.008 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.008 per share, reflecting an immediate reduction of $.012 per share.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the payment of the estimated $5,000 cost of this registration statement to be paid from existing cash on hand. If necessary, Ms. Brogan, our director, has verbally agreed to loan the company funds to complete the registration process. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

MS. BROGAN, THE DIRECTOR OF THE COMPANY, BENEFICIALLY OWNS 100% OF THE OUTSTANDING SHARES OF OUR COMMON STOCK. AFTER THE COMPLETION OF THIS OFFERING SHE WILL OWN 66% OF THE OUTSTANDING SHARES. IF SHE CHOOSES TO SELL HER SHARES IN THE FUTURE, IT MIGHT HAVE AN ADVERSE EFFECT ON THE PRICE OF OUR STOCK.

Due to the amount of Ms. Brogan's share ownership in our company, if she chooses to sell his shares in the public market, the market price of our stock could decrease and all shareholders suffer a dilution of the value of their stock. If she does sell any of her common stock, she will be subject to Rule 144 under the 1933 Securities Act which will restrict her ability to sell her shares.

                                 USE OF PROCEEDS

Assuming sale of all of the shares offered herein, of which there is no assurance, the net proceeds from this offering will be $20,000. The proceeds are expected to be disbursed, in the priority set forth below, during the first twelve (12) months after the successful completion of the offering:

                                                       Planned Expenditures Over
          Category                                         The Next 12 Months
          --------                                         ------------------

Advertising - Banner, Internet Placement Search
 Engine Optimization and Email                                  $ 3,900
Website and branding                                            $ 3,500
Affiliate Marketing                                             $   600
Legal and Accounting                                            $ 7,000
Administrative                                                  $ 5,000
                                                                -------
TOTAL PROCEEDS TO COMPANY                                       $20,000
                                                                =======

We will establish a separate bank account and all proceeds will be deposited into that account until the total amount of the offering is received and all shares are sold, at which time the funds will be released to us for use in our operations. In the event we do not sell all of the shares before the expiration date of the offering, all funds will be returned promptly to the subscribers, without interest or deduction. If necessary, Ms. Brogan, our director, has verbally agreed to loan the company funds to complete the registration process but we will require full funding to implement our complete business plan.

                         DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately-held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

                                    DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing shareholders.

As of May 31, 2009, the net tangible book value of our shares was $5,000 or $.0025 per share, based upon 2,000,000 shares outstanding.

Upon completion of this offering, but without taking into account any change in the net tangible book value after completion of this offering other than that resulting from the sale of the shares and receipt of the total proceeds of $20,000, the net tangible book value of the 3,000,000 shares to be outstanding will be $25,000, or approximately $.008 per share. Accordingly, the net tangible book value of the shares held by our existing stockholder (2,000,000 shares) will be increased by $.006 per share without any additional investment on her part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.02 (per share) of $.012 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.008 per share, reflecting an immediate reduction in the $.02 price per share he paid for their shares. After completion of the offering, the existing shareholder will own 66.6% of the total number of shares then outstanding, for which she will have made an investment of $5,000 or $.0025 per share. Upon completion of the offering, the purchasers of these shares offered hereby will own 33.3% of the total number of shares then outstanding, for which they will have made a cash investment of $20,000, or $.02 per share.

The following table illustrates the per share dilution to the new investors:

     Public Offering Price Per Share                         $.02
     Net Tangible Book Value Prior to this Offering          $.0025
     Net Tangible Book Value After Offering                  $.008
     Immediate Dilution per Share to New Investors           $.012

The following table summarizes the number and percentages of shares purchased, the amount and percentage of consideration paid and the average price per share paid by our existing stockholder and by new investors in this offering:

                                        Total
                          Price       Number of      Percent of    Consideration
                        Per Share    Shares Held     Ownership         Paid
                        ---------    -----------     ---------         ----

Existing Shareholder     $.0025       2,000,000         66.6         $ 5,000
Investors in this
 Offering                $.02         1,000,000         33.3         $20,000

                              PLAN OF DISTRIBUTION

OFFERING WILL BE SOLD BY OUR OFFICER AND DIRECTOR

This is a self-underwritten offering. This prospectus permits our officer and/or director to sell the shares directly to the public, with no commission or other remuneration payable to her for any shares she may sell. There are no plans or arrangement to enter into any contracts or agreements to sell the shares with a broker or dealer. Our sole officer and director, Ms. Maureen P. Brogan will sell the shares and intends to offer them to friends, relatives, acquaintances and business associates. In offering the securities on our behalf, she will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

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
Our officer and director will not register as a broker-dealer pursuant to
Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

     a. Our officer/director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and,

     b. Our officer/director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transaction in securities; and

     c. Our officer/director is not, nor will she be at the time of her participation in the offering, an associated person of a broker-dealer; and

     d. Our officer/director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that she (A) primarily performs or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a) (4)(iii).

Our officer, director, control person and affiliates of same do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $.02 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus and will continue for a period of 180 days (the "Expiration Date"), unless extended by our Board of Directors for an additional 90 days.

DEPOSIT OF OFFERING PROCEEDS

This is a "best efforts", "all or none" offering and, as such, we will not be able to spend any of the proceeds unless all the shares are sold and all proceeds are received. We intend to hold all funds collected from subscriptions in a separate bank account until the total amount of $20,000 has been received. At that time, the funds will be transferred to our business account for use in implementation of our business plan. In the event the offering is not sold out prior to the Expiration Date, all money will be promptly returned to the investors, without interest or deduction. We determined the use of the standard bank account was the most efficient use of our current limited funds. Please see the "Risk Factors" section to read the related risk to you as a purchaser of any shares.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe to any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or bank money order made payable to Gallo Solutions, Inc. Subscriptions, once received by the company, are irrevocable.

                           DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 80,000,000 shares of common stock, with a par value of $0.0001 per share. As of the date of this prospectus there were 2,000,000 shares of our common stock of our common stock issued and outstanding that was held of record by one (1) registered stockholder.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement. The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. Please refer to the Company's Articles of Incorporation, By-Laws and the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of the Company's securities.

NON-CUMULATIVE VOTING

The holders of shares of common stock of the Company do not have cumulative voting rights, which means that the holder of more than 50% of such outstanding shares, voting for the election of director, can elect all of the directors to be elected, if he so chooses, and, in such event, the holders of the remaining shares will not be able to elect any of the Company's directors. After this Offering is completed, the present stockholder will own 66.6% of the outstanding shares. (See "Dilution").

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

The Ertz Law Group has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

Kyle Tingle, CPA, an independent certified public accountant, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in the audit report. Kyle Tingle, CPA has presented his report with respect to our audited financial statements and it is included in reliance upon his authority as experts in accounting and auditing.

                           DESCRIPTION OF OUR BUSINESS

GENERAL INFORMATION

Gallo Solutions Inc. was incorporated in Delaware on January 14, 2009. Maureen
P. Brogan was appointed sole officer and director of the company and the Board voted to seek capital and begin development of our business plan. We received our initial funding of $5,000 through the sale of common stock to Ms. Brogan who purchased 2,000,000 shares of our Common Stock at $0.0025 per share on January 14, 2009.

EXECUTIVE SUMMARY

Gallo Solutions, Inc. (Gallo Solutions) is a development stage company incorporated on January 4, 2009 in the State of Delaware to enter into the web-hosting online sales industry.

Utilizing "web-hosting reselling programs" with a third party vendor, the Company intends to offer and supply small businesses, fewer than 100 employees, affordable web hosting services along with 24/7 technical support. In addition to web hosting, Gallo Solutions will offer e-commerce solutions, web development, remote help desk support and turn-key website templates through a third party vendor. The company plans to begin its web hosting services in fourth quarter 2009 on completion of our offering.

Gallo Solutions intends to market web hosting solutions mainly to small businesses, fewer than 100 employees, offering the technology they need to compete in a web-based environment. By utilizing third-party equipment and technical expertise, the Company will bring to the market a customer-focused approach to web technology consulting and web hosting services. The Company intends to create an e-commerce presence on the Internet at www.gallohosting.com where the Company's services will be available (through a third party vendor) for viewing and purchasing hosting services and webstie templates.

To date, the Company's operations have been limited to researching our e-commerce business model. We have not yet implemented our business plan or developed our e-commerce website. To date, we have generated no revenues from our operations.

Maureen Brogan serves as officer and director of our company from inception (January 14, 2009) to current date. No other person other than Ms. Brogan has acted as a promoter of Gallo Solutions, Inc. since our inception. Other than Ms. Brogan's purchase of 2,000,000 shares of our common stock on May 28, 2009, Ms. Brogan has not entered into any agreement with the Company in which she is to receive from us or provide to us anything of value. Ms. Brogan purchased the 2,000,000 shares of our common stock at a price of $.0025 per share for a total of $5,000.

Gallo Solutions has provided the following information concerning the company and its business for inclusion in this offering. The information contained herein does not purport to be all or to contain all the information that a prospective investor may desire. This information contains statements that constitute "forward-looking statements" within the meaning of the US Private Securities Litigation Reform Act of 1995. Any statements that express or involve discussions with respect to predictions, business strategy, budgets, development opportunities or projects, the expected timing of transactions or their expectations, beliefs, plans, objectives, assumptions or future events or performance are not statements of historical fact and may be "forward-looking statements.: Forward looking statement are based on expectations, estimates and projections at the time the statements are made that involve a number of known and unknown risks and uncertainties which could cause actual resultst or events to differ materially from those anticipated by Gallo Solutions.

INDUSTRY BACKGROUND

The web hosting industry, which supplies internet hosting services to a varied and growing customer base, including small businesses, has grown substantially in recent years. According to International Data Corporation (IDC), the web hosting services market in the United States for small busienssess with fewer than 100 employees is expected to grow to $4.5 billion by 2010. According to IDC, small businesses with websites increasingly prefer to outsource web services to third party providers and practice considerably higher levels of outsourcing than larger businesses. IDC predicts that by 2010 the use of third-party web hosting services will extend to nearly 80% of small businesses with websites.

SERVICES

Gallo Solutions primary service will be to market and resell web-hosting services to small businesses with fewer than 100 employees. The company will maintain an e-commerce presence on the Internet at www.gallohosting.com and will provide the following services to small businesses seeking to establish an interent presence by providing the following:

     * Hosting Services: The company will offer several tier hosting options to provide our customers with a hosting service plan that provides the right solution, which will meet most budget and technology needs.
     * Internet Sales: We will offer our customers professional designed third-party website templates that will provide a turn-key web development solution instantly.

If in the event that we are unable to complete the development of the site technologies for any reason and/or if marketing efforts fail to provide a solid customer base, we may need to cease development and/or marketing operations until additional funds can be secured. If we are unable to secure additional funding through a private placement, public offering or loans, we may have to cease operations and investors could lose their entire investment.

COMPETITIVE STRENGTHS & STRATEGY

Gallo Solutions, Inc. principal objective is to become an affordable provider of web hosting services. We have identified the following competitive strengths that we believe will set us apart from other web hosting service providers:

     - We will be a reseller of web hosting services from a larger hosting service company. This is advantageous for us because there is no need to purchase expensive server equipment, lease a commercial space to operate the servers within, technical support staff, and server maintenance costs.
     - Because we are a reseller of web hosting services, we are able to modify our web hosting prices to remain competitive with other hosting service companies. Our prices are able to remain competitive because we don't have to purchase and maintain high priced servers and maintenance costs.

The company plans to implement the following strategies to achieve its core objectives:

     -    BRAND AWARENESS
          The Company plans to develop strong brand awareness built around a well-designed brand identity and a reputation for high quality web hosting services. The brand identity will continue through the website at gallohosting.com and all web based.

     -    SCALABLE SOLUTIONS
          Gallohosting.com will provide scalable solutions to our clients' web hosting needs. Through our third-party technology provider, we can offer scalable and personalized hosting services that meet the individual needs of a customer.

     -    TURN-KEY WEBSITES
          Another key strategy is to offer professional designed turn-key website templates to our web hosting subscribers. This provides the customer a quick solution in regards to web site development. These website templates are offered to us through the third-party technology vendor. This feature allows us to resale turn-key website solutions.

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
     -    CUSTOMER SUPPORT
          Customer support is an import component to web hosting providers. The company plans to provide customer support through the third-party technology vendor. The technology vendor will provide 24/7 technical support to our clients.

PLAN OF OPERATION

Gallo Solutions plan of operation is to first establish a standing relationship with a stable third-party technology vendor that will supply and service our reseller web hosting program and tech support services. Gallo Solutions primary service will be to market and resell web-hosting services to the general public. The company will maintain an e-commerce presence on the Internet at www.gallohosting.com. During the 12-month period starting upon the effective date of this registration statement, the company plans to raise necessary capital that meets funding requirements and begin development of the reseller web-hosting program. The company has already researched several third-party vendors who can supply and service our reseller web hosting program with tech support services. After the offering is completed, the Company will identify and plan to engage one of those candidates that best meets our service(s) criteria.

To bring Gallo's services to market the quickest and most affordably, the company plans to identify third-party vendor candidates who can provide a turn-key front end website which allows us to easily brand with our company information and begin selling hosting services immediately without having to pay web designers and programmers to establish a web presence. This option provides the company a huge budgetary savings in technology development, which can be focused toward advertising and marketing.

The Gallo Solutions web-hosting services site is expected to launch within 45-60 days after the close of the offering. Clients will be able to purchase web-hosting services at our e-commerce site at www.gallohosting.com. As a value added service, the company will offer for an additional fee, pre-designed website templates that provides the customer with an instant turn-key web site production solution. Once a web-hosting client purchases a site package they will be processed and managed by our third-party vendor. In matters of technical support and hardware maintenance, the company relies on our third-party technology and customer support services. This allows the company's operations to focus more on marketing and sales and not technical support and technology maintenance, thus requiring less human resources and operation costs.

We plan to market our web hosting service site initially to a select group of web design professionals and web site programmers through a series of web banner advertisements on industry related portals and forums. The company also plans to market its services to small businesses and organizations in an effort to provide affordable web hosting.

Once the web hosting service site is launched and marketed to a core group of potential customers, the company will begin a systematic approach in developing turn-key web solutions including e-commerce, content management solutions, database integration services and other web based applications that will improve website management workflow.

The major advantage in operating a business model like www.gallohosting.com, is that it requires very little operation expense and human resources. Ms. Brogan, the sole officer and director of the company, has the necessary expertise of managing the technical administration and marketing duties for the web hosting website and does not plan to hire additional employees. The company will hire independent consultants and vendors to fulfill certain duties related to programming and additional product development.

If in the event that we are unable to complete the development of the site technologies for any reason and/or if marketing efforts fail to provide a solid customer base, we may need to cease development and/or marketing operations until additional funds can be secured. If we are unable to secure additional funding through a private placement, public offering or loans, we may have to cease operations and investors could lose their entire investment.

REVENUE MODEL

Gallo Solutions, Inc will subscribe to a third-party technology vendor that will supply and service our reseller web hosting program and tech support services. The company will offer 3-tiered web-hosting packages that will accommodate most budgets and technology needs small businesses. The following is a categorized service plans for www.gallohosting.com:

WEB HOSTING SERVICE PLANS:

The following is the estimated web hosting fee schedule:

                WEB-HOSTING SERVICES (Prices subject to change.)

   Price Per Hosting Package                            Package Details
   -------------------------                            ---------------

           $9.99/MO                                  BASIC HOSTING PACKAGE
                                                       100 MB Disk Space
                                                    Unlimited Email Accounts
                                                   3 GB of Bandwidth Transfer

           $14.99/MO                               ADVANTAGE HOSTING PACKAGE
                                                       500 MB Disk Space
                                                    Unlimited Email Accounts
                                                  15 GB of Bandwidth Transfer

           $19.99/MO                               DELUXE WEB HOSTING PACKAGE
                                                        2 GB Disk Space
                                                    Unlimited Email Accounts
                                                      100 GB of Bandwidth

The Company believes that these web-hosting offerings will provide a basis for small businesses to begin a basic e-commerce presence on the internet. The company may implement other revenue strategies into the business model but doesn't anticipate adding anymore at this time.

MARKETING

The company's marketing strategy rests on the belief that its products and services represent a value-added approach to interpreting, qualifying, and understanding the complexities of the web/internet industry and technology markets. To implement this strategy, the company intends to place paid advertising banners on strategic websites in the computer fields and to utilize search engine portal and general media advertising.

Gallo Solutions primary marketing objectives are to encourage web designers and smaller, professional businesses to purchase web hosting services from gallohosting.com. The company believes that most effective use of marketing will be web based. This will allow an interested party to purchase instantly upon recognition of our services The Company plans to achieve these goals by implementing the following marketing strategies:

INTERNET SEARCH PLACEMENT & SEARCH ENGINE OPTIMIZATION
Gallo Solutions, Inc. will advertise and register its web hosting service website with all major search engines including Google and Yahoo. We will attempt to purchase top placement for search results related to "web hosting services". The company will also focus on Search Engine Optimization (SEO), which will increase the company's web presence and ranking in a related keyword standard search return.

Estimated Cost: $100/mo ($1200/year)

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BANNER ADVERTISING
The Company will also use professionally designed banner advertising as an effective tool of advertising on the Internet. Gallo Solutions will strategically purchase banner advertising space on various high traffic websites and news portals that target our consumer demographics including web design & programming professionals as well as businesses and the general public.

Estimated Cost: $150/mo ($1800/year)

AFFILIATE MARKETING
Gallo Solutions plans to offer an `Affiliate Marketing Program' which is an Internet-based marketing practice in which a business rewards one or more affiliates for each visitor or customer brought about by the affiliate's marketing efforts.

Affiliate marketing overlaps with other Internet marketing methods to some degree, because affiliates often use regular advertising methods. Those methods include organic search engine optimization, paid search engine marketing, e-mail marketing, and in some sense display advertising.

Estimated Cost: $50/mo ($600/year)

EMAIL ADVERTISING
We will produce an email newsletter that will be sent to registered members of gallohosting.com. In addition from time to time we may purchase several qualified lists of email addresses from industry related publications and specialty websites (non-spam). Recipients of these emails can opt out at anytime by selecting the appropriate link in the body of the email.

Estimated Cost: $75/mo ($900/year)

COMPETITION

We will be competing in the hosting and application management services market. This market is highly competitive and our business is not as developed as that of many of our potential competitors. Our competitors have substantially greater financial, technical and market resources, greater name recognition and established relationships in the industry.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the normal course of business in the United States and the State of California.

PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS, OR LABOR CONTRACTS

We have no current plans for any registrations such as patents, trademarks, copyrights, franchises, concessions, royalty agreements or labor contracts. We will assess the need for any copyright, trademark or patent applications on an ongoing basis.

NEED FOR GOVERNMENT APPROVAL FOR ITS PRODUCTS OR SERVICES

We are not required to apply for or have any government approval for our products or services.

RESEARCH AND DEVELOPMENT COSTS DURING THE LAST TWO YEARS

We have not expended funds for research and development costs since inception.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

Our only employee is our sole officer, Maureen P. Brogan who currently devotes 10 hours per week to company matters and after receiving funding he plans to devote as much time as the board of directors determines is necessary to manage the affairs of the company. There are no formal employment agreements between the company and our current employee.

                             DESCRIPTION OF PROPERTY

We do not currently own any property. We are currently operating out of the premises of our President, Maureen P. Brogan on a rent free basis during our development stage. The office is at 201 San Vicente Blvd. #7, Santa Monica, CA 90402. We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the company.

                                LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the FINRA system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

     - contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

     - contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;
     - contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;
     - contains a toll-free telephone number for inquiries on disciplinary actions;
     - defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
     - contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

     -    the bid and offer quotations for the penny stock;
     - the compensation of the broker-dealer and its salesperson in the transaction;
     - the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     - monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officer and director, who will offer and sell the Shares, is aware that she is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

STOCK TRANSFER AGENT

The company's stock transfer agent is Signature Stock Transfer.

                           REPORT TO SECURITY HOLDERS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

We have generated no revenue since inception and have incurred no expenses through May 31, 2009.

The following table provides selected financial data about our company for the period from the date of incorporation through May 31, 2009. For detailed financial information, see the financial statements included in this prospectus.

                      Balance Sheet Data:         05/31/2009
                      -------------------         ----------

                      Cash                          $5,000
                      Total assets                  $5,000
                      Total liabilities             $    0
                      Shareholders' equity          $5,000

Other than the shares offered by this prospectus, no other source of capital has been identified or sought. If we experience a shortfall in operating capital prior to funding from the proceeds of this offering, our director has verbally agreed to advance the company funds to complete the registration process.

GOING CONCERN

Our auditor has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we begin removing and selling minerals. There is no assurance we will ever reach that point.

Our current cash balance is $5,000. We believe our cash balance is sufficient to fund our limited levels of operations until we receive funding. If we experience a shortage of funds prior to funding we may utilize funds from our director, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees, however she has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to achieve our business plan goals, we will need the funding from this offering. We are a development stage company and have generated no revenue to date. We have sold $5,000 in equity securities to pay for our minimum level of operations.

PROPOSED MILESTONES TO IMPLEMENT BUSINESS OPERATIONS

The following milestones are estimates only. The working capital requirements and the projected milestones are approximations only and subject to adjustment based on costs and needs. Our 12 month budget is based on minimum operations which will be completely funded by the $20,000 raised through this offering. If we begin to generate profits we will increase our sales activity accordingly. We estimate sales for web hosting services to begin within 12 months after the offering is completed. Because our business is client-driven, our revenue requirements will be reviewed and adjusted based on sales. The costs associated with operating as a public company are included in our budget. Management will be responsible for the preparation of the required documents to keep the costs to a minimum. We plan to complete our milestones as follows:

JULY - AUGUST, 2009

Management will concentrate on the completion of the Registration Statement and utilize this time to also to continue to research several third-party technology vendors. We will also begin putting together a database of potential clients. We will research various website designers for development of preliminary website at www.gallohosting.com that we will provide a brief summary of our company and supply potential clients with basic company information (Cost estimate - $1,000)

SEPTEMBER - NOVEMBER, 2009

Complete our offering. We will hire a website designer to develop internet site, as well as provide search engine optimization for our website domain and build out website functionality for online sales. We plan to advertise and register our web hosting service website with all major search engines including Google and Yahoo. Design banner ads for placement on industry related high traffic websites and news portals that target our small business demographics. (Cost estimate - $4,500)

DECEMBER, 2009 - FEBRUARY, 2010

Gallo will offer an affiliate marketing program which will reward one or more affiliates for each visitor or customer brought about by the affiliate's marketing efforts. We will continue internet search placement and engine optimization program as well as banner advertising. We will produce an email advertising piece to be sent to registered members of gallohosting.com. (Cost estimate - $1750)

MARCH - MAY, 2010

Continue email advertising, banner advertising and internet search optimization. In addition we may purchase several qualified lists of email addresses from industry related publications and specialty websites (non-spam) to seek business customers for our web-hosting services. (Cost estimate $1,750)

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us on which to base an evaluation of our performance. We are a development stage company and have not generated revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in implementing our business plan, and possible cost overruns due to increases in the cost of services.

To become profitable and competitive, we must implement our business plan and generate revenue. We are seeking funding from this offering to provide the capital required to implement the business plan. We believe that the funds from this offering will allow us to operate for one year.

LIQUIDITY AND CAPITAL RESOURCES

To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.

Our director has agreed to advance funds as needed until the offering is completed or failed. While he has agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.

We received our initial funding of $5,000 through the sale of common stock to Maureen P. Brogan, our officer and director, who purchased 2,000,000 shares of our common stock at $0.0025 per share on January 14, 2009. From inception until the date of this filing we have had no operating activities. Our financial statements from inception (January 14, 2009) through the year ended May 31, 2009 report no revenues and no losses.

SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company reports revenue and expenses using the accrual method of accounting, for financial and tax reporting purposes.

USE OF ESTIMATES

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

DEPRECIATION, AMORTIZATION AND CAPITALIZATION

The Company records depreciation and amortization, when appropriate, using both straight-line method over the estimated useful lives of the assets (five to seven years). Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriate accounts and the resultant gain or loss is included in net income.

INCOME TAXES

The company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected t reverse.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some of all of the deferred tax assets will not be realized.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate to net loss before provision for income taxes for the following reasons:

                                                       As of May 31, 2009
                                                       ------------------

                Income tax expense at statutory rate          $    0
                Valuation allowance                                0
                                                              ------
                Income tax expense per books                  $    0
                                                              ======

FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial accounting Standards Statement No. 107, "Disclosures about Fair Value of Financial Instruments", requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company's financial instruments consist primarily of cash and certain investments.

INVESTMENTS

Investments that are purchased in other companies are valued at cost less any impairment in the value that is other than temporary in nature.

PER SHARE INFORMATION

The Company computes per share information in accordance with SFAS No. 128, "Earnings per Share" which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing the net loss available to common shareholders by the weighted average number of common shares outstanding during such period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. The Company has basic and diluted loss per share of $0.0001.

ADVERTISING AND MARKETING

There were no advertising and marketing expenses for the period ended May 31, 2009.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The name, age and title of our executive officer/director is as follows:

Name and Address of Executive
  Officer and/or Director           Age                     Position
  -----------------------           ---                     --------

Maureen P. Brogan                   47           President, Secretary, Treasurer
201 San Vicente Blvd. #7                         and Director
Santa Monica, CA  90402

Maureen P. Brogan is the promoter of Gallo Solutions, Inc., as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

TERM OF OFFICE

Our director is appointed to hold office until the next annual meeting of our stockholders or until his successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Delaware Revised Statutes. Our officer is appointed by our Board of Directors and holds office until removed by the Board. The Board of Directors has no nominating, auditing or compensation committees.

SIGNIFICANT EMPLOYEES

We have no significant employees other than our officer and director, Ms. Maureen P. Brogan. Ms. Brogan currently devotes approximately 10 hours per week to company matters. After receiving funding per our business plan Ms. Brogan intends to devote as much time as the Board of Directors deem necessary to mange the affairs of the company.

Ms. Brogan has not been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

Ms. Brogan has not been convicted in any criminal proceeding (excluding traffic violations) nor is she subject of any currently pending criminal proceeding.

RESUME

Maureen P. Brogan serves as Director, President, Secretary and Treasurer of Gallo Solutions, Inc. since January 14, 2009 (inception). From 2004 to current, Ms. Brogan serves as President, Senior Writer and Brand Strategist for Full Moon Communications, a company specializing in brand strategy and development, marketing communications and corporate communications based in Santa Monica, CA. From 2001 to 2004, she served as copywriter for marketing communications for Amgen, Inc., a leading human therapeutics company in the biotechnology industry located in Thousand Oaks, CA. From 1999 to 2000, she worked in both the editing and copywriting departments at TBWA/Chiat/Day in Los Angeles, CA writing print ads, web pages and direct marketing materials for their Apple and Infiniti accounts. From 1998 to 2006, she served as president and director of Hornby International, a publicly traded company, specializing in online proofreading and editing.

Ms. Brogan holds a Bachelor of Fine Arts degree from NYU and has participated in post-graduate writing courses at both NYU and UCLA.

                             EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

Currently, Maureen P. Brogan, our officer and director receives no compensation for her services during the development stage of our business operations. She is reimbursed for any out-of-pocket expenses that she incurs on our behalf. In the future, we may approve payment of salaries for officers and directors, but currently, no such plans have been approved. We do not have any employment agreements in place with our sole officer and director. We also do not currently have any benefits, such as health or life insurance, available to our employees.

                           SUMMARY COMPENSATION TABLE

                                                                                 Change in
                                                                                  Pension
                                                                                 Value and
                                                                   Non-Equity   Nonqualified
                                                                   Incentive     Deferred       All
 Name and                                                            Plan         Compen-      Other
 Principal                                   Stock       Option     Compen-       sation       Compen-
 Position       Year   Salary     Bonus      Awards      Awards     sation       Earnings      sation     Totals
------------    ----   ------     -----      ------      ------     ------       --------      ------     ------
Maureen         2009     0         0           0            0          0            0             0         0
Brogan,
President,
CEO, CFO and
Director

                  OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

                                      Option Awards                                             Stock Awards
          -----------------------------------------------------------------   ----------------------------------------------
                                                                                                                    Equity
                                                                                                                   Incentive
                                                                                                       Equity        Plan
                                                                                                      Incentive     Awards:
                                                                                                        Plan       Market or
                                                                                                       Awards:      Payout
                                          Equity                                                      Number of    Value of
                                         Incentive                            Number                  Unearned     Unearned
                                        Plan Awards;                            of         Market      Shares,      Shares,
           Number of      Number of      Number of                            Shares      Value of    Units or     Units or
          Securities     Securities     Securities                           or Units    Shares or     Other         Other
          Underlying     Underlying     Underlying                           of Stock     Units of     Rights       Rights
          Unexercised    Unexercised    Unexercised   Option      Option       That      Stock That     That         That
          Options (#)    Options (#)     Unearned     Exercise  Expiration   Have Not     Have Not    Have Not     Have Not
Name      Exercisable   Unexercisable   Options (#)    Price       Date      Vested(#)     Vested      Vested       Vested
----      -----------   -------------   -----------    -----       ----      ---------     ------      ------       ------
Maureen        0              0              0           0           0           0            0           0            0
Brogan

                              DIRECTOR COMPENSATION

                                                                     Change in
                                                                      Pension
                                                                     Value and
                   Fees                            Non-Equity       Nonqualified
                  Earned                            Incentive        Deferred
                 Paid in      Stock     Option        Plan         Compensation     All Other
    Name           Cash      Awards     Awards     Compensation      Earnings      Compensation     Total
    ----           ----      ------     ------     ------------      --------      ------------     -----
Maureen Brogan      0         0           0            0                0               0            0

There are no current employment agreements between the company and its officer and director.

On January 14, 2009, a total of 2,000,000 shares of common stock were issued to Ms. Brogan in exchange for cash in the amount of $5,000 or $0.0025 per share. The terms of this stock issuance was as fair to the company, in the opinion of the board of directors, as if it could have been made with an unaffiliated third party.

Ms. Brogan currently devotes approximately10 hours per week to manage the affairs of the company. She has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of the date of this prospectus by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or
(iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

                                                       Amount and Nature     Percentage
                       Name and Address                  of Beneficial       of Common
Title of Class        of Beneficial Owner                  Ownership          Stock(1)
--------------        -------------------                  ---------          --------
Common Stock       Maureen P. Brogan, Director             2,000,000            100%
                   201 San Vicente Blvd. #7                  Direct
                   Santa Monica, CA  90402

Common Stock       Officer and/or director as a Group      2,000,000            100%

HOLDERS OF MORE THAN 5% OF OUR COMMON STOCK

----------
(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding as of the date of this prospectus. As of the date of this prospectus, there were 2,000,000 shares of our common stock issued and outstanding.

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 2,000,000 shares have been issued to the existing stockholder, all of which are held by our sole officer/director and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing six months after their acquisition. Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

Our principal shareholder does not have any plans to sell her shares at any time after this offering is complete.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Maureen Brogan is our sole officer and director. We are currently operating out of the premises of Ms. Brogan on a rent-free basis for administrative purposes. There is no written agreement or other material terms or arrangements relating to said arrangement.

On January 14, 2009, the Company issued a total of 2,000,000 shares of common stock to Maureen Brogan for cash at $0.0025 per share for a total of $5,000.

We do not currently have any conflicts of interest by or among our current officer, director, key employee or advisors. We have not yet formulated a policy for handling conflicts of interest; however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim\ for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it, is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q and 8-K, proxy statements, under Sec.14 of the Exchange Act, and other information with the Commission. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 Fifth Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission's Washington, D.C. office at prescribed rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

                              FINANCIAL STATEMENTS

The financial statements of Gallo Solutions, Inc. for the year ended May 31, 2009 and related notes, included in this prospectus have been audited by Kyle Tingle, CPA, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                      ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our accountants.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Gallo Solutions, Inc.

We have audited the accompanying balance sheet of Gallo Solutions, Inc. (A Development Stage Enterprise) as of May 31, 2009 and the related statements of operations, stockholder's equity, and cash flows for the period January 14, 2009 (inception) through May 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gallo Solutions, Inc. (A Development Stage Enterprise) as of May 31, 2009 and the results of its operations and cash flows for period January 14, 2009 (inception) through May 31, 2009, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has limited operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Kyle L. Tingle, CPA, LLC
-------------------------------------
Kyle L. Tingle, CPA, LLC

June 16, 2009
Las Vegas, Nevada

                              GALLO SOLUTIONS, INC.
                        (A Development Stage Enterprise)
                                  BALANCE SHEET


                                                                       May 31,
                                                                        2009
                                                                      --------
                                     ASSETS

CURRENT ASSETS
  Cash in Bank                                                        $  5,000
                                                                      --------

      Total current assets                                               5,000
                                                                      --------

      Total assets                                                    $  5,000
                                                                      ========

                      LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES
   Total current liabilities                                          $      0
                                                                      --------
STOCKHOLDER'S EQUITY
  Common stock: $0.0001 par value;
   authorized 80,000,000 shares; issued and outstanding:
   2,000,000 shares at May 31, 2009                                        200
  Additional paid in capital                                             5,068
  Accumulated deficit during development stage                            (268)
                                                                      --------

      Total stockholder's equity                                         5,000
                                                                      --------

      Total liabilities and stockholder's equity                      $  5,000
                                                                      ========


                 See Accompanying Notes to Financial Statements.

                              GALLO SOLUTIONS, INC.
                        (A Development Stage Enterprise)
                             STATEMENT OF OPERATIONS


                                                              January 14, 2009
                                                               (inception) to
                                                                   May 31,
                                                                    2009
                                                                 ----------

Revenues                                                         $        0

Cost of revenue                                                           0
                                                                 ----------
Gross profit                                                              0

General, selling and administrative expenses                            268
                                                                 ----------
Operating loss                                                         (268)

Net loss                                                         $     (268)
                                                                 ==========

Net loss per share, basic and diluted                            $    (0.00)
                                                                 ==========

Average number of shares of common stock outstanding              2,000,000
                                                                 ==========


                 See Accompanying Notes to Financial Statements.

                              GALLO SOLUTIONS, INC.
                        (A Development Stage Enterprise)
                        STATEMENT OF STOCKHOLDER'S EQUITY

                                                                             Accumulated
                                                                              Deficit
                                          Common Stock         Additional      During
                                      ---------------------     Paid-In      Development
                                      Shares         Amount     Capital        Stage       Total
                                      ------         ------     -------        -----       -----
May 28, 2009 issue common stock      2,000,000       $ 200      $4,800         $   0       $5,000

Capital contributed                                                268             0          268

Net loss, May 31, 2009                                                          (268)        (268)
                                    ----------       -----      ------         -----       ------

Balance, May 31, 2009                2,000,000       $ 200      $5,068         $(268)      $5,000
                                    ==========       =====      ======         =====       ======


                 See Accompanying Notes to Financial Statements.

                              GALLO SOLUTIONS, INC.
                        (A Development Stage Enterprise)
                             STATEMENT OF CASH FLOWS


                                                                January 14, 2009
                                                                 (inception) to
                                                                     May 31,
                                                                      2009
                                                                    --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                          $   (268)
  Adjustments to reconcile net loss to cash
   used in operating activities:
  Changes in assets and liabilities                                        0
                                                                    --------
      Net cash used in operating activities                             (268)
                                                                    --------

CASH FLOWS FROM INVESTING ACTIVITIES                                       0
                                                                    --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of common stock                                             5,000
  Contributed capital                                                    268
                                                                    --------
      Net cash provided by financing activities                        5,268
                                                                    --------

Net increase (decrease) in cash                                        5,000

Cash, beginning of period                                                  0
                                                                    --------

Cash, end of period                                                 $  5,000
                                                                    ========

Supplemental Information and Non-monetary Transactions:

Interest paid                                                       $      0
                                                                    ========
Taxes paid                                                          $      0
                                                                    ========


                 See Accompanying Notes to Financial Statements.

                              GALLO SOLUTIONS, INC.
                        (A Development Stage Enterprise)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS:

Gallo Solutions, Inc. ("Company") was organized January 14, 2009 under the laws of the State of Delaware. The Company currently has no operations and, in accordance with Statement of Financial Accounting Standard (SFAS) No. 7, "Accounting and Reporting by Development Stage Enterprises," is considered a Development Stage Enterprise. The Company plans to enter into the web hosting consulting industry.

A Summary of the Company's significant Accounting Policies is as Follows:

BASIS OF PRESENTATION

The Company reports revenue and expenses using the accrual method of accounting for financial and tax reporting purposes.

ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH

For the Statements of Cash Flows, all highly liquid investments with maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of May 31, 2009.

INCOME TAXES

The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," and clarified by FASB Interpretation Number ("FIN") 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109". Under Statement 109, a liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used for financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not, that the Company will not realize the tax assets through future operations. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

                              GALLO SOLUTIONS, INC.
                        (A Development Stage Enterprise)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial accounting Standards Statement No. 107, "Disclosures about Fair Value of Financial Instruments", requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company's financial instruments consist primarily of cash and certain investments.

ADVERTISING AND MARKETING

There were no advertising and marketing expenses for the period ended May 31, 2009.

EARNINGS PER SHARE INFORMATION

The Company computes per share information in accordance with SFAS No. 128, "Earnings per Share" which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing the net loss available to common shareholders by the weighted average number of common shares outstanding during such period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

SHARE BASED EXPENSES

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123R "Share Based Payment." This statement is a revision to SFAS 123 and supersedes Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and amends FASB Statement No. 95, "Statement of Cash Flows." This statement requires a public entity to expense the cost of employee services received in exchange for an award of equity instruments. This statement also provides guidance on valuing and expensing these awards, as well as disclosure requirements of these equity arrangements. The Company adopted SFAS No. 123R upon creation of the company and expenses share based costs in the period incurred.

GOING CONCERN

Future issuances of the Company's equity or debt securities will be required in order for the Company to continue to finance its operations and continue as a going concern. The Company's present revenues are insufficient to meet operating expenses.

The Company's financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company does not have cash, nor material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern. The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company. There can be no assurance that the Company will be successful in either situation which raises substantial doubt about the Company's ability to continue as a going concern. The officers and directors have committed to advancing certain operating costs of the Company.

                              GALLO SOLUTIONS, INC.
                        (A Development Stage Enterprise)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 2. STOCKHOLDERS' EQUITY

COMMON STOCK

The authorized common stock of the Company consists of 80,000,000 shares with par value of $0.0001. On May 28, 2009 the Company authorized and issued 2,000,000 shares of its $0.0001 par value common stock in consideration of $5,000 in cash.

PREFERRED STOCK

The Company has no authorized preferred stock.

NET LOSS PER COMMON SHARE

Net loss per share is calculated in accordance with SFAS No. 128, "Earnings Per Share." The weighted-average number of common shares outstanding during each period is used to compute basic loss per share. Diluted loss per share is computed using the weighted averaged number of shares and dilutive potential common shares outstanding. Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net loss per common share is based on the weighted average number of shares of common stock outstanding of 2,000,000 during 2009. As of May 31, 2009 and since inception, the Company had no dilutive potential common shares.

NOTE 3. INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Per Statement of Accounting Standard No. 109 - Accounting for Income Tax and FASB Interpretation No. 48 - Accounting for Uncertainty in Income Taxes an interpretation of FASB Statement No.109, when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit. We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carryforward period.

The Company has not taken any tax positions that, if challenged, would have a material effect on the financial statements for the period ended May 31, 2009 and since inception applicable under FIN 48. No tax returns have been filed or required to be filed as of the audit date.

                              GALLO SOLUTIONS, INC.
                        (A Development Stage Enterprise)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 3. INCOME TAXES (CONTINUED)

The components of the Company's deferred tax asset as of May 31, 2009 are as follows:

                                                                        2009
                                                                      --------

     Net operating loss carryforward                                  $     94
     Valuation allowance                                                   (94)
                                                                      --------

     Net deferred tax asset                                           $      0
                                                                      ========

A reconciliation of income taxes computed at the statutory rate to the income tax amount recorded is as follows:

                                                                        Since
                                                       2009           Inception
                                                     --------         ---------

     Tax at statutory rate (35%)                     $     94         $     94
     Increase in valuation allowance                      (94)             (94)
                                                     --------         --------

     Net deferred tax asset                          $      0         $      0
                                                     ========         ========

The net federal operating loss carry forward will expire in 2029. This carry forward may be limited upon the consummation of a business combination under IRC
Section 381.

NOTE 4. RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. An officer or resident agency of the corporation provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors for the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interest. The Company has not formulated a policy for the resolution of such conflicts.

The sole officer and director of the Company will not be paid for any underwriting services performed on behalf of the Company with respect to the Company's current S-1 offering. She will also not receive any interest on any funds that she advances to the Company for offering expenses prior to the offering being closed which will be repaid from the proceeds of the offering. As of May 31, 2009, no funds have been advanced to the Company.

NOTE 5. WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common stock of the Company.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

"UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated costs of this offering are as follows:

          Expenses (1)                      US($)
          ------------                    ---------

     SEC Registration Fee                 $    1.12
     Legal and Professional Fees          $1,000.00
     Accounting and Auditing              $3,500.00
     Printing of Prospectus               $  498.88
                                          ---------
     TOTAL                                $5,000.00
                                          =========

----------
(1)  All amounts are estimates, other than the SEC's registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Gallo Solutions Inc.'s By-Laws allow for the indemnification of the officers and directors in regard to their carrying out the duties of their offices. The board of directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/he has met the applicable standard of conduct set forth in the Delaware General Corporation Law.

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling Gallo Solutions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On January 14, 2009, the Company issued a total of 2,000,000 shares of common stock to Maureen P. Brogan for cash at $0.0025 per share for a total of $5,000.

These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. These securities were issued to a promoter of the company and bear a restrictive legend.

ITEM 16. EXHIBITS.

The following exhibits are included with this registration statement:

     Exhibit
     Number                   Description
     ------                   -----------

       3.1         Certificate of Incorporation
       3.2         Bylaws
       5.1         Opinion re: Legality and Consent of Counsel
      23.1         Consent of Independent Auditor
      99.1         Subscription Agreement

ITEM 17. UNDERTAKINGS.

a.   The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
          ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
          iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          i. If the registrant is relying on Rule 430B (230.430B of this chapter):

               A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
               B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

          ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
          ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
          iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
          iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our director, officer and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable.

In the event that a claims for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, CA on July 22, 2009.

                                   Gallo Solutions, Inc., Registrant


                                   By: /s/ Maureen P. Brogan
                                       -----------------------------------------
                                       Maureen P. Brogan, President, Secretary,
                                       Treasurer, Chief Executive Officer,
                                       Chief Financial Officer and
                                       Principal Accounting Officer and
                                       Sole Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Maureen P. Brogan           Chief Executive Officer            July 22, 2009
---------------------------     ----------------------------       -------------
Maureen P. Brogan                            Title                      Date


/s/ Maureen P. Brogan           Chief Financial Officer            July 22, 2009
---------------------------     ----------------------------       -------------
Maureen P. Brogan                            Title                      Date


/s/ Maureen P. Brogan           Principal Accounting Officer       July 22, 2009
---------------------------     ----------------------------       -------------
Maureen P. Brogan                            Title                      Date